Exhbit 3.1

HIGHLANDS BANKSHARES, INC. AMENDED AND RESTATED BYLAWS

(Effective January 8, 2008)

Article I
Stockholders

Section 1.  Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the corporation at 3 North Main Street, in the City of Petersburg, Countyof Grant, State of West Virginia, 26847, or at such other place as may be designated in writing by the President.

Section 2: Voting. Stockholders shall be entitled to vote at meetings, in person or by proxy, appointed by instrument in writing and subscribed by the stockholder or by his duly authorized agent or attorney-in-fact or by an electronic transmission of the appointment, and shall be entitled to one vote for each share of stock registered in his name on the books of the corporation.  An electronic transmission must contain or be accompanied by information from which one can determine that the stockholder, the stockholder’s agent or the stockholder’s attorney-in-fact authorized the transmission.

Section 3.  Quorum.  Any number of stockholders holding together a majority of the stock issued and outstanding, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

Section 4.  Adjournment of Meetings.  If less than a quorum shall be in attendance, the meeting shall be adjourned from time to time by a majority vote of the stockholders present or represented until a quorum shall attend.  Any meeting, at which a quorum is present, may also be adjourned in like manner for such time or upon such call as may be determined by vote.  At any adjourned meeting, at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 5.  Annual Election of Directors.  The annual meeting of the stockholders for the election of directors and the transaction of other business, shall be held at the office of the corporation at 3 North Main Street, in the City of Petersburg, County of Grant, State of West Virginia, or at such other place as may be designated by the President, on the second Tuesday of May of each year after 2003.

Section 6.  Special Meetings – How Called.  Special meetings of the stockholders may be called by the President, and shall be called upon a request in writing stating the purposes thereof delivered to the President and signed by a majority of the directors or by twenty-five percent in interest of the stockholders, or by resolution and call of the directors.

Section 7.  Notice of Stockholders’ Meetings.   Written notice stating the place, date and time of the meeting and the general nature of the business to be transacted shall be given by the Secretary to each stockholder at least ten days before the date of each annual and special meeting of stockholders.

Section 8.  Consents.  Any and all notices herein required, including the time and place of the meeting and the nature of the business to be transacted, may be waived by written instrument executed by all the stockholders.  Further, any action by the stockholders of the corporation may be taken without a meeting by the unanimous written consent of all of the stockholders.

Section 9.  Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)            At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the corporation’s notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 9(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 9(a).  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement of the date of the annual meeting was first made by the corporation.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 9(a).  The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of the meeting.

(b)            Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 9(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 9(b). Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received by the Secretary at the principal executive offices of the corporation not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the corporation, whichever shall first occur.  A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.   Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section 9(b).  The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)            For purposes of subsections (a) and (b) of this Section 9, the term “public announcement” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the corporation.

Article II
Directors

Section 1.  First Meeting.  The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, at such time and place as may be fixed by consent in writing of a quorum of all the directors.

Section 2.  Election of Officers.  At such meeting the directors shall elect a President, and at their option a Chairman, and one or more Vice-Presidents from their number, and shall also elect a Secretary and a Treasurer with such assistants as may be desirable, who need not be directors.  Unless sooner removed, such officers shall hold offices until the next annual election of officers and until their successors are elected and shall qualify.  In case such officers shall not be elected at such first meeting, they may be chosen at any subsequent meeting called for the purpose.

Section 3.  Regular Meeting.  Regular meetings of the directors may be held without notice on the second Tuesday of every month at The Capon Valley Bank Branch Office, in the City of Moorefield, Countyof Hardy, State of West Virginia, or elsewhere as designated by the President.

Section 4.  Special Meetings – How Called - Notice.  Special meetings of directors may be called by the President, and shall be called by the Secretary on the written request of any two directors.  Three days notice to each director shall be required.  This notice may be waived by written consent of all the directors.

Section 5.  Quorum.  A majority of the directors shall constitute a quorum for the transaction of business.

Section 6.  Place of Meeting.  The directors may hold their meeting at any office or offices of the corporation, or at any other place as they may from time to time by resolution determine.

Section 7.  General Power of Directors.  The board of directors shall have the management of the business of the corporation and subject to the restrictions imposed by law, by the Articles of Incorporation or by the bylaws, may exercise all the powers of the corporation.

Section 8.  Consents.  Any and all notices herein required, including the time and place of the meeting and the nature of the business to be transacted, may be waived by written instrument executed by all the directors.  Further, any action by the directors of the corporation may be taken without a meeting by the unanimous written consent of all of the directors.

Section 9.  Number. The board of directors shall consist of not less than ten nor more than fifteen directors, with the exact number within such minimum and maximum to be fixed by the board of directors or the stockholders.

Article III
Officers

Section 1.  The officers of the corporation shall be a President, at the option of the directors, a Chairman and one or more Vice Presidents, a Secretary and a Treasurer.  One person may hold the office of Secretary and Treasurer.

Section 2.  President.  The president shall preside at all meetings of the directors and stockholders when present, and shall have power to call said meetings of stockholders and directors for any purpose or purposes, make and sign contracts in the name and on behalf of the corporation, subject to the approval of the directors shall have general management and control of the business and affairs of the corporation.

Section 3.  Vice President.  The First Vice President, if one be selected by the board of directors, shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless and until the directors shall otherwise determine.  He shall have such power to perform such other duties as shall be prescribed by the directors.  There may be additional Vice Presidents without executive power.

Section 4.  Secretary.  The Secretary shall give or cause to be given notice of all meetings of stockholders and directors and all other notices required by law or by these bylaws.  He shall record the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President.  He shall sign the stock certificates of the corporation along with the President, and he shall keep a register of the addresses of each stockholder as furnished to him from time to time over the signature of the stockholder as required by law, and shall make the proper changes in such register, retaining and filing his authority for all such entries.

Section 5.  Treasurer.  The Treasurer shall have the custody of all funds, securities and evidences of indebtedness.  He shall receive and give or cause to be given all acquaintances for monies paid in on account of the corporation.  He shall pay out of the funds of the corporation and keep full and accurate books of account; whenever required by the President or the directors, shall render a financial statement; and shall perform such other duties as may be prescribed by the President or directors.

Article IV
Resignations, Filling of Vacancies, Removal of Directors

Section 1.  Resignations.  Any director, member of a committee, or other offices, may resign at any time.  Such resignations shall be made in writing and the acceptance of the resignation shall not be necessary to make it effective.

Section 2.  Filling of Vacancies.  If the office of any director becomes vacant, the directors in office, except as otherwise provided by law, may appoint any qualified person to fill such vacancy, who shall hold office until the next annual meeting of stockholders.

Section 3.  Removal.  The holders of at least eighty percent (80%) of the outstanding capital stock shall have the power at any regular or special meeting to remove any or all of the board of directors and may elect their successors.

Article V
Capital Stock

Section 1.  Issue of Stock.   Except to the extent shares are issued without certificates, the President shall cause to be issued to each stockholder, one or more certificates under the seal of the corporation, signed by the President and Secretary, certifying the number of shares owned by the stockholder.

Section 2.  Transfer of Shares.  The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys.

Section 3.  Dividends.  The directors may declare dividends from unreserved and unrestricted earned surplus when they deem expedient.  Before declaring any dividends there may be retained out of the accumulated profits such sum or sums as the directors in their discretion think proper for their working capital or as a reserve fund to meet contingencies, or for equalizing dividends or for such other purposes as the directors shall think conductive to the interest of the corporation.

Article VI
Amendment of Bylaws

Section 1.  Amendment of Bylaws.  The stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding or the directors by the affirmative vote of a majority thereof may at any meeting, provided the substance of the proposed amendments shall have been stated in the notice of the meeting, amend or alter the bylaws.  Bylaws made by the directors may be altered or repealed by the stockholders.

Article VII
Fiscal Year

Section 1.  Fiscal Year.  The fiscal year of this corporation shall end on December 31 of each year.